                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12
                       SHEFFIELD PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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


                         SHEFFIELD PHARMACEUTICALS, INC.
                       425 SOUTH WOODSMILL ROAD, SUITE 270
                            ST. LOUIS, MISSOURI 63017

                             -----------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 8, 2001

                             -----------------------

To the Stockholders of
SHEFFIELD PHARMACEUTICALS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SHEFFIELD PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), will be held at the Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on Tuesday, May 8, 2001 at 10:00 a.m., local time, for the following purposes:

     1.   To elect six members of the Board of Directors;

     2. To amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 60,000,000 shares to 100,000,000 shares;

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 26, 2001 are entitled to notice of, and to vote at, the Annual Meeting.

                                           By Order of the Board of Directors

                                           Scott A. Hoffmann
                                           Secretary


         Dated:  April 4, 2001
         St. Louis, Missouri



         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         SHEFFIELD PHARMACEUTICALS, INC.
                       425 SOUTH WOODSMILL ROAD, SUITE 270
                               ST. LOUIS, MO 63017
                            -------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 8, 2001
                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders of SHEFFIELD PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of Proxies for the Annual Meeting of Stockholders to be held at the Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on May 8, 2001, at 10:00 a.m., local time, or at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to stockholders is April 4, 2001.

                        RECORD DATE AND VOTING SECURITIES

         The voting securities of the Company outstanding on March 26, 2001 consisted of 28,839,276 shares of Common Stock, $.01 par value (the "Common Stock"), entitling the holders thereof to one vote per share. Only stockholders of record as of that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) for the election as directors of the persons who have been nominated by the Board of Directors, (ii) for amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued by the Company from 60,000,000 to 100,000,000 shares, and (iii) for any other matter that may properly come before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.

         The execution of a Proxy will in no way affect a stockholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting or by execution of a subsequent Proxy which is presented to the Annual Meeting, or if the stockholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of the majority of the votes present and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Company may also solicit Proxies by telephone, telegraph, facsimile or in person, without additional compensation. In addition, the Company has engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of Proxies and will pay such firm a fee, estimated at $3,000, plus reimbursement of reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                               SECURITY OWNERSHIP


         The voting securities of the Company outstanding on March 26, 2001 consisted of 28,839,276 shares of Common Stock. The following table sets forth information concerning ownership of the Company's Common Stock, as of March 26, 2001 (except as indicated below) by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group, and (iv) each person who, to the knowledge of management, owned beneficially more than 5% of the Common Stock.

                                                   SHARES                PERCENT OF
                                                   BENEFICIALLY          OUTSTANDING
BENEFICIAL OWNER(1)                                OWNED(2)              COMMON STOCK(2)
------------------                                 --------------        ---------------
Elan International Services, Ltd.                  16,648,829(3)         40.7%
Inpharzam International S.A.                       2,646,153(4)           9.2%
Thomas M. Fitzgerald                               671,597(5)             2.3%
Loren G. Peterson                                  636,000(6)             2.2%
David A. Byron                                     530,500(7)             1.8%
Carl F. Siekmann                                   532,000(8)             1.8%
Scott A. Hoffmann                                  181,700(9)            *
John M. Bailey                                     70,000(10)            *
Digby W. Barrios                                   75,000(11)            *
Todd C. Davis                                      16,703,829(12)        40.8%
Roberto Rettani                                    2,646,153 (13)         9.2%
All Directors and Executive Officers
as a Group (nine persons)                          22,046,779(14)        51.3%

-----------------

*    Less than 1%

(1) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) Calculations assume that all options, warrants and convertible securities held by each director, director nominee and executive officer and exercisable or convertible within 60 days after March 26, 2001 have been exercised or converted.

(3) Based solely upon information in Amendment No. 1 to the Schedule 13D of Elan International Services, Ltd. dated as of November 4, 1999 and filed with the Securities and Exchange Commission on November 8, 1999. Includes 11,104,450 shares of Common Stock issuable upon exercise of warrants, conversion of Series C Preferred Stock and a Convertible Promissory Note. The address of Elan International Services, Ltd. set forth in such amended
     Schedule 13D is 102 St. James Court, Flatts, Smiths Parish FL04, Bermuda.

(4) Based solely upon information in the Schedule 13D of Inpharzam International S.A., an affiliate of Zambon Group, SPA, dated June 15, 1998 and filed with the Securities and Exchange Commission on June 25, 1998. The address of Inpharzam International S.A. set forth in such Schedule 13D is Via Industria 1, 7814 Cadempino, Switzerland.

(5) Includes 655,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 26, 2001.

(6) Includes 415,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 26, 2001. 9,000 of these shares are held by Mr. Peterson as custodian for the benefit of his children. Mr. Peterson disclaims beneficial ownership of such shares.

(7) Includes 325,000 shares of Common Stock issuable upon exercise of option exercisable within 60 days after March 26, 2001.

(8) Includes 325,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 26, 2001.

(9) Includes 175,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 26, 2001.

(10) Includes 70,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 26, 2001.

(11) Includes 70,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 26, 2001.

(12) Based solely upon information in a Form 4 filed by Mr. Davis with the Securities and Exchange Commission on November 18, 1999. Includes 55,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 26, 2001. Also includes 4,571,428 shares held by Elan International Services, Ltd., 11,104,450 shares of Common Stock issuable upon exercise of warrants, conversion of Series C Preferred Stock and a Convertible Promissory Note. Mr. Davis, an employee of Elan Corporation, plc., an affiliate of Elan International Services Ltd., a Bermuda company, disclaims any beneficial ownership interest in such shares. Mr. Davis' address is c/o Elan Corporation, plc., Lincoln House, Lincoln Place, Dublin 2, Ireland .

(13) Includes 2,646,153 shares held by Inpharzam International S.A. Mr. Rettani, an officer of Zambon Group SpA, an affiliate of Inpharzam International S.A., disclaims any beneficial ownership interest in such shares. Mr. Rettani's address is c/o Zambon Goup SpA, 20091 Bresso, Via Lillo del Duca, 10, Milan, Italy.

(14) Includes 2,090,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 26, 2001.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Directors of the Company hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. If no contrary instructions are indicated, Proxies will be voted for the election of Thomas M. Fitzgerald, Loren G. Peterson, John M. Bailey, Digby W. Barrios, Todd C. Davis, and Roberto Rettani, the six nominees of the Board of Directors. All of the nominees are currently directors of the Company. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Annual Meeting, the Proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board of Directors.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                      FOR ELECTION OF EACH OF THE NOMINEES

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company and their positions with the Company are set forth below.

Name                      Age    Director Since     Position
----                      ---    --------------     --------
Thomas M. Fitzgerald       50    September 1996     Chairman and Director
Loren G. Peterson          44    April 1997         President, Chief Executive Officer, and
                                                       Director
John M. Bailey             53    April 1997         Director
Digby W. Barrios           63    April 1997         Director
Todd C. Davis              39    September 1998     Director
Roberto Rettani            48    March 2000         Director
David A. Byron             52     -                 Executive Vice President - Scientific Affairs
Carl F. Siekmann           57     -                 Executive Vice President - Corporate
                                                       Development
Scott A. Hoffmann          36     -                 Vice President - Finance and Administration,
                                                       Treasurer and Secretary, Chief Financial
                                                       Officer


         THOMAS M. FITZGERALD. Mr. Fitzgerald has been a Director of the Company since September 1996 and has served as Chairman of the Company since December 1997. From June 1996 to December 1997, Mr. Fitzgerald served as Chief Operating Officer of the Company and, from February 1997 to December 1997, he served as President of the Company. From 1989 to 1996 Mr. Fitzgerald was the Vice President and General Counsel of Fisons Corporation, an operating unit of Fisons Group plc, a U.K.-based ethical pharmaceutical company ("Fisons"). Mr. Fitzgerald was Assistant General Counsel of SmithKline Beecham prior to joining Fisons.

         LOREN G. PETERSON. Mr. Peterson has been the Chief Executive Officer and a Director of the Company since April 1997. Mr. Peterson has served as President of the Company since December 1997. From January 1997 to April 1997, Mr. Peterson was a principal of Camelot Pharmacal, LLC, a privately held pharmaceutical development company he co-founded. From 1993 to 1996, Mr. Peterson served as Vice President - Finance and Chief Financial Officer of Bock Pharmacal Company, a privately held pharmaceutical company. From 1989 to 1993, Mr. Peterson was a partner of the accounting firm of Coopers & Lybrand LLP.

         JOHN M. BAILEY. Mr. Bailey has been a Director of the Company since April 1997. Mr. Bailey is the founder and majority shareholder of Bailey Associates, a consulting firm specializing in providing companies with strategic advice and support through mergers, collaborations and divestments. From 1978 to 1996, Mr. Bailey was employed by Fisons, where he held a number of senior positions. In 1993, Mr. Bailey was appointed to the main board of Fisons and, in 1995, he was appointed Corporate Development Director of Fisons. In that role, he was directly responsible for worldwide strategic and corporate development and for all merger, divestment, acquisition and business development activities of Fisons Group worldwide.

         DIGBY W. BARRIOS. Mr. Barrios has been a Director of the Company since April 1997. Since 1992, Mr. Barrios has been a private consultant to the pharmaceutical industry. Mr. Barrios served from 1985 to 1987 as Executive Vice President, and from 1988 to 1992 as President and Chief Executive Officer, of Boehringer Ingelheim Corporation. Mr. Barrios is also a member of the Board of Directors of Sepracor Inc.

         TODD C. DAVIS. Mr. Davis has been a Director of the Company since September 1998. Since February 1999 Mr. Davis has served as Director, Strategic Planning of Elan Corporation, plc, an Irish pharmaceutical company. From May 1997 to January 1999, Mr. Davis served as Director of Investments and Corporate Development of Elan Pharmaceutical Research Corporation, an affiliate of Elan Corporation plc. From September 1995 to May 1997, Mr. Davis was on educational leave from Abbott Laboratories, a pharmaceutical company, while receiving a Masters in Business Administration from Harvard University. From October 1993 to September 1995, Mr. Davis served as diagnostic systems product manager, and from October 1992 to September 1993 as product specialist of laboratory information systems of Abbott Laboratories. Mr. Davis serves as a director of the Company pursuant to an agreement with Elan International Services Ltd. that permits Elan International Services Ltd. to designate one nominee to the Company's Board.

         ROBERTO RETTANI. Mr. Rettani has been a director of the Company since March 2000. Since August 1999, Mr. Rettani has served as Managing Director and Chief Executive Officer of Zambon Group SpA, a private Italian pharmaceutical company and an affiliate of Inpharzam International S.A. From September 1995 to July 1999, Mr. Rettani was Managing Director and Chief Executive Officer of Antibioticos, a member of the Montedison Group, a pharmaceutical company. From September 1993 to August 1995, Mr. Rettani served as Group Director of Planning and Strategy at Montedison Group. Mr. Rettani serves as a director of the Company pursuant to an agreement with Zambon Group SpA that permits Zambon Group SpA to designate one nominee to the Company's Board.

         DAVID A. BYRON. Mr. Byron has been Executive Vice President - Scientific Affairs of the Company since April 1997. From January 1997 to April 1997, Mr. Byron was a principal of Camelot Pharmacal, LLC, a privately held pharmaceutical development company he co-founded. From 1994 to 1996, Mr. Byron served as Vice President of Scientific Affairs of Bock Pharmacal Company, a privately held pharmaceutical company. From 1990 to 1994, Byron served as Senior Director - New Product Development of Sanofi-Winthrop Pharmaceutical Corporation.

         CARL F. SIEKMANN. Mr. Siekmann has been Executive Vice President - Corporate Development of the Company since April 1997. From January 1997 to April 1997, Mr. Siekmann was a principal of Camelot Pharmacal, LLC, a privately held pharmaceutical development company he co-founded. From 1992 to 1996, Mr. Siekmann served as Vice President of Business Development of Bock Pharmacal Company, a privately held pharmaceutical company.

         SCOTT A. HOFFMANN. Mr. Hoffmann has been Chief Financial Officer and Vice President - Finance and Administration, Treasurer and Secretary of the Company since November 1998. From March 1995 to November 1998, Mr. Hoffmann was Assistant Controller of Zeigler Coal Holding Company, a coal mining company. From 1992 to 1995, Mr. Hoffmann was Vice President - Finance and Secretary of Zam's, Inc., a publicly traded retailer.

MEETINGS AND COMMITTEES

         The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 2000. From time to time during such fiscal year, the members of the Board acted by unanimous written consent. The Company has standing Stock Option, Compensation, and Audit Committees. The Company does not have a standing nominating committee or a committee that serves nominating functions. These functions are performed by the Board of Directors of the Company as a whole. Each person who served as a Director in 2000 attended at least 75% of the aggregate number of meetings in 2000 of the Board of Directors and the committees on which he served, with the exception of Roberto Rettani, who attended 25% of the Board of Directors meetings.

         The Stock Option Committee reviews, analyzes and approves grants of stock options and stock to eligible persons under the Company's 1993 Stock Option Plan and the Company's 1993 Restricted Stock Plan. The current members of the Stock Option Committee (appointed in June 1997) are Digby W. Barrios and John M. Bailey. The Stock Option Committee held two meetings in 2000.

         The Compensation Committee reviews, analyses and makes recommendations to the Board of Directors regarding compensation of Company directors, employees, consultants and others, including grants of stock options (other than stock option grants under the Company's 1993 Stock Option Plan and the Company's 1996 Directors Stock Option Plan). The current members of the Compensation Committee (appointed in June 1997) are Digby W. Barrios and John M. Bailey. The Compensation Committee held one meeting in 2000, and approved certain actions by written consent.

         The Company has an Audit Committee composed of independent directors, in accordance with the American Stock Exchange listing standards, for which information regarding the functions performed by the Committee is set forth in the "Report of the Audit Committee," included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A. The current independent directors of the Audit Committee are Digby W. Barrios, John M. Bailey, (both appointed in June 1997) and Todd C. Davis (appointed May 2000). The Audit Committee held four meetings in 2000.

BOARD OF DIRECTORS COMPENSATION

         The Company does not currently compensate directors who are also executive officers of the Company or directors who are employees of the Company's strategic alliance partners, Elan Corporation and Zambon Group, SpA, for their service on the Board of Directors. Under current Company policy, each non-employee director of the Company receives a fee of $750 for each Board meeting attended and $400 for each Board committee meeting attended. Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors. Under the terms of the 1996 Directors Stock Option Plan, eligible directors receive a grant of an option to purchase 25,000 shares of common stock upon initial election, as well as additional option grants to purchase 15,000 shares of common stock on January 1 of each year thereafter during eligible tenure.

REPORT OF THE AUDIT COMMITTEE

         The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

         We have reviewed and discussed with senior management the Company's audited financial statements included in the 2000 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles.

         We have discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61, as amended, requires the independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

         We have received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has considered whether the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors and believes them to be so.

         Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2000 Annual Report to Stockholders, we have recommended to the Board that such financial statements be included in the Company's Annual Report on Form 10-K.

         As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditors with respect to such financial statements.


AUDIT COMMITTEE

John M. Bailey
Digby W. Barrios
Todd C. Davis

February 28, 2001


RELATIONSHIP WITH INDEPENDENT AUDITORS

         Ernst & Young LLP has been selected by the Board of Directors to be independent auditors to audit the consolidated financial statements of the Company for fiscal year 2001. This firm and its predecessors have been employed by the Company in that capacity continuously since 1994. Representatives of Ernst & Young LLP will be present at the annual meeting of stockholders, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions relating to the audit of the Company's 2000 consolidated financial statements.

AUDIT FEES

         The Company estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, were approximately $42,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed to the Company by its independent auditors for the Company's most recent fiscal year for professional services rendered in connection with (i) operating or supervising the operation of the Company's information system or managing the Company's local area network and (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

ALL OTHER FEES

         The Company estimates that the aggregate fees for all other services rendered by its independent auditors for the Company's most recent fiscal year equal approximately $33,450. These fees include work performed by the independent auditors with respect to preparation of the Company's tax returns and various accounting consultations.

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer of the Company ("CEO") and the executive officers of the Company (other than the CEO) who were executive officers of the Company during the fiscal year ended December 31, 2000 and whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                                                         Compensation
                                                                            Awards
                                                                         ------------
                                                 Annual Compensation      Securities
   Name and                                     ----------------------    Underlying         All Other
Principal Position                     Year     Salary($)     Bonus($)    Options(#)    Compensation ($)(2)
------------------                     ----     ---------    ---------    ----------    -------------------
                                       2000     $196,151     $  13,000      150,000           $5,250
Thomas M.Fitzgerald,                   1999      185,000            -            -               -
Chairman...........................    1998      175,000        40,000      255,000              -

                                       2000     $196,081     $  13,000      150,000           $5,250
Loren G. Peterson, President,          1999      185,000            -          -                 -
  Chief Executive Officer..........    1998      175,000            -       155,000              -

                                       2000     $171,106     $  10,500       90,000           $4,931
David A. Byron, Executive Vice         1999      165,000            -           -                -
  President, Scientific Affairs....    1998      160,000            -       105,000              -

                                       2000     $170,906     $  10,500       90,000           $4,964
Carl F. Siekmann, Executive Vice       1999      165,000            -            -               -
  President, Corporate Development     1998      160,000            -       105,000              -

Scott A. Hoffmann, Vice President,     2000     $130,837     $   9,000      135,000           $3,925
Finance & Administration,              1999      120,000            -           -                -
  Chief Financial Officer(1).......    1998        5,000            -       120,000              -


---------------------

(1)      Mr. Hoffmann began employment with the Company in November 1998.

(2)      Consists of matching contributions for the Company's 401(k) Plan.

         The following table sets forth certain information regarding stock option grants made to Messrs. Fitzgerald, Peterson, Byron, Siekmann, and Hoffmann during the fiscal year ended December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                                   Number of       % of Total
                                  Securities        Options
                                  Underlying       Granted to
                                    Options       Employees in    Exercise or Base                               Grant Date
             Name                Granted #(1)     Fiscal Year      Price ($/sh)(1)      Expiration Date     Present Value $ (2)
             ----                ------------     -----------      ---------------      ---------------     -------------------

                                    50,000            4.8%             $4.75             March 1, 2010            $180,500
Thomas M. Fitzgerald,               50,000            4.8%             $5.3125           March 1, 2010            $177,000
Chairman......................      50,000            4.8%             $6.3125           March 1, 2010            $172,000



Loren G. Peterson,                  50,000            4.8%             $4.75             March 1, 2010            $180,500
  President and Chief               50,000            4.8%             $5.3125           March 1, 2010            $177,000
  Executive Officer...........      50,000            4.8%             $6.3125           March 1, 2010            $172,000


David A. Byron,                     30,000            2.9%             $4.75             March 1, 2010            $108,300
  Executive Vice President,         30,000            2.9%             $5.3125           March 1, 2010            $106,200
  Scientific Affairs..........      30,000            2.9%             $6.3125           March 1, 2010            $103,200



Carl F. Siekmann,                   30,000            2.9%             $4.75             March 1, 2010            $108,300
  Executive Vice President,         30,000            2.9%             $5.3125           March 1, 2010            $106,200
  Corporate Development......       30,000            2.9%             $6.3125           March 1, 2010            $103,200


Scott A. Hoffmann,
  Vice President, Finance &         45,000            4.3%             $4.75             March 1, 2010            $162,450
  Administration,                   45,000            4.3%             $5.3125           March 1, 2010            $159,300
  Chief Financial Officer.....      45,000            4.3%             $6.3125           March 1, 2010            $154,800



(1)      These options were granted under a single option grant.

(2) The present value of options at date of grant was estimated using the Black-Scholes model with the following assumptions: 1) expected life of 10 years; 2) risk-free interest rate of 6.39%; 3) volatility of 65.3%; and 4) dividend yield of 0%.

         The following table sets forth certain information regarding stock options held by Messrs. Fitzgerald, Peterson, Byron, Siekmann, and Hoffmann as of December 31, 2000.

                       FISCAL 2000 YEAR-END OPTION VALUES



                                                        Number of Securities          Value (1) of
                                                             Underlying             Unexercised in-
                                                            Unexercised                the-Money
                                                           Options at FY-            Options at FY-
                                                              End (#)                    End($)
                                                            Exercisable/              Exercisable/
                        Name                               Unexercisable             Unexercisable
                        ----                            ---------------------     ------------------
Thomas M. Fitzgerald,
Chairman..........................................        555,000/150,000          $  1,179,500/$ -

Loren G. Peterson,
  President and Chief Executive Officer...........        275,000/430,000          $628,500/$542,500

David A. Byron,
  Executive Vice President,
  Scientific Affairs..............................        225,000/370,000          $497,625/$542,500

Carl F. Siekmann,
  Executive Vice President,
  Corporate Development...........................        225,000/370,000          $497,625/$542,500

Scott A. Hoffmann,
  Vice President, Finance &
  Administration, Chief Financial Officer.........         85,000/170,000          $ 219,958/$34,983

-------------------
(1) Represents the total gain that would be realized if all in-the-money options held at December 31, 2000 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the closing consolidated sale price of Common Stock of $4.6875 per share reported by the American Stock Exchange for December 31, 2000. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.


LONG-TERM INCENTIVE AND PENSION PLANS

         During the year ended December 31, 1996, the Company adopted a defined contribution 401(k) plan in accordance with the Internal Revenue Code. Employees are eligible to participate in the 401(k) plan upon completion of three months of service provided they are over 21 years of age. Participants may defer up to 15% of eligible compensation. The Company provides matching contributions of 50% of the first 6% of eligible compensation contributed by each employee.

EMPLOYMENT AGREEMENTS

         In June 1996, the Company entered into a three-year employment agreement with Thomas M. Fitzgerald pursuant to which Mr. Fitzgerald agreed to serve as Chief Operating Officer of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term. The employment agreement requires Mr. Fitzgerald to devote his full business and professional time in furtherance of the business of the Company. In June 2000, the agreement automatically renewed for a one-year term. If Mr. Fitzgerald's employment is terminated other than for cause, he is entitled to receive a severance payment of $97,500, payable in six equal monthly installments. The employment agreement contains confidentiality and non-compete provisions. Mr. Fitzgerald's annual base salary under the agreement is currently $195,000.

         In April 1997, the Company entered into a five-year employment agreement with Loren G. Peterson pursuant to which Mr. Peterson agreed to serve as Chief Executive Officer of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term. The employment agreement requires Mr. Peterson to devote his full business and professional time in furtherance of the business of the Company. If Mr. Peterson's employment is terminated other than for cause, he is entitled to receive a severance payment of $146,250, payable in nine equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Mr. Peterson's annual base salary under the employment agreement is currently $195,000.

         In April 1997, the Company entered into a five-year employment agreement with David A. Byron pursuant to which Mr. Byron agreed to serve as Executive Vice President - Scientific Affairs of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term. The employment agreement requires Mr. Byron to devote his full business and professional time in furtherance of the business of the Company. If Mr. Byron's employment is terminated other than for cause, he is entitled to receive a severance payment of $127,500, payable in nine equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Mr. Byron's annual base salary under the employment agreement is currently $170,000.

         In April 1997, the Company entered into a five-year employment agreement with Carl F. Siekmann pursuant to which Mr. Siekmann agreed to serve as Executive Vice President - Corporate Development of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term. The employment agreement requires Mr. Siekmann to devote his full business and professional time in furtherance of the business of the Company. If Mr. Siekmann's employment is terminated other than for cause, he is entitled to receive a severance payment of $127,500, payable in nine equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Mr. Siekmann's annual base salary under the employment agreement is currently $170,000.

         In November 1998, the Company entered into a three-year employment agreement with Scott A. Hoffmann pursuant to which Mr. Hoffmann agreed to serve as Vice President - Finance and Administration, and Chief Financial Officer of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least 90 days prior to the end of the then current term. The employment agreement requires Mr. Hoffmann to devote his full business and professional time in furtherance of the business of the Company. If Mr. Hoffmann's employment is terminated other than for cause, he is entitled to receive a severance payment of $65,000, payable in six equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Mr. Hoffmann's annual base salary under the employment agreement is currently $130,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

         The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. The Stock Option Committee is responsible for the administration and awards under the Company's 1993 Stock Option Plan and the 1993 Restricted Stock Plan. Messrs. Barrios and Bailey are the members of both the Compensation Committee and the Stock Option Committee. Messrs. Barrios and Bailey are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Compensation Committee met on one occasion during the fiscal year ended December 31, 2000. The Stock Option Committee met on two occasions in 2000. The Compensation Committee and the Stock Option Committee have reviewed and are in accordance with the compensation paid to executive officers for the fiscal year ended December 31, 2000.

Compensation Policies

         The guiding principle of the Company is to establish a compensation program that aligns executive compensation with Company objectives and business strategies, as well as financial performance, with the primary objective of creating shareholder value. In keeping with this principle, the Company seeks to:

                  (1) Attract and retain qualified executives who will play a significant role in, and be committed to, the achievement of the Company's long-term goals.

                  (2) Reward executives for strategic management, and the creation and long-term maximization of shareholder value.

                  (3) Create a performance-oriented environment that rewards performance with respect to the financial goals of the Company.

         Annually, individual goals and objectives are agreed upon for each executive officer. An executive officer's performance is reviewed in such areas as financial results, quality of performance, job and professional knowledge, decision making and business judgment, initiative, analytical skills, communication skills, interpersonal and organizational skills, creativity and leadership.

         Executive compensation consists of both cash and equity-based compensation. Cash compensation is comprised of base salary and bonus. Base salary is determined with reference to market norms. Bonus compensation is tied to the Company's success in achieving financial and non-financial performance. For 2000 the Compensation Committee approved an incentive compensation program for bonus payments of up to 15% of base salary for the executive officers of the Company. Such bonus payments were to be made at the discretion of the Compensation Committee at the end of the year based upon achievement of agreed-upon goals and objectives for the Company as a whole and for each individual. Two-thirds of any award was to be based upon the achievement of overall Company goals with the remaining one-third based upon the achievement of individual goals. Based upon the assessment of the Compensation Committee as to the degree to which the Company and individual goals were achieved in 2000, the executive officers were awarded the bonuses set forth in the summary Compensation Table.

         Equity-based compensation is comprised primarily of stock option grants. In establishing equity-based compensation, the Company places particular emphasis on the achievement of the Company's long-term performance goals. The Company believes that equity-based compensation closely aligns the economic interest of the Company's executive officers with the economic interests of the Company's shareholders. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for 615,000 shares were granted to executive officers in 2000 by the Stock Option Committee to reward the executive officers for their performance in 2000 and prior years and to establish appropriate incentives for these key executives.

Chief Executive Officer

         The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. Mr. Peterson's base salary that was in effect for 2000 was increased by approximately 11.4% in July 1999 from his prior salary based upon the extent to which the Company had achieved its goals up to that date and the Compensation Committee's view of Mr. Peterson's role in that achievement. Mr. Peterson's bonus for 2000 was equal to 6.6% of his base salary based upon his individual performance with respect to his objectives. In establishing Mr. Peterson's compensation, the factors described above are taken into account. The Compensation Committee and the Stock Option Committee believe that Mr. Peterson's compensation, including salary and stock options, fall within the Company's compensation philosophy and are within industry norms.

Deductibility of Executive Compensation under the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code, enacted in 1993, disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and its four other most highly compensated executive officers, subject to a number of exceptions. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Both the Company's 1993 Stock Option Plan, as amended, and the Company's 1993 Restricted Stock Plan, are intended to comply with Section 162(m) and meet deductibility requirements. The Company has not and does not currently anticipate in the foreseeable future paying non-performance based compensation in excess of $1 million per annum to any employee.


              COMPENSATION COMMITTEE              STOCK OPTION COMMITTEE

              Digby W. Barrios                        Digby W. Barrios
              John M. Bailey                          John M. Bailey

COMMON STOCK PERFORMANCE

Five-Year Shareholder Return Comparison

     The Securities and Exchange Commission ("SEC") requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. This performance comparison assumes $100 was invested on December 31, 1995 in the Company's Common Stock and in each of the indices shown and assumes reinvestment of dividends. The Company has selected the S & P Midcap 400 Index and the S & P Midcap Biotechnology Index for the purposes of this performance comparison.

[TOTAL SHAREHOLDER RETURNS GRAPH]

                                           1996           1997           1998         1999          2000
                                           ----           ----           ----         ----          ----
S&P Midcap 400 Index                      119.20         157.65         187.77       215.41        253.12
Sheffield Pharmaceuticals, Inc.           107.14          39.29         67.86        142.86        133.93
S&P Midcap Biotechnology Index             88.41          87.07         156.61       281.32        423.86

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In June 1998, the Company entered into a sublicense and development agreement with Inpharzam International, S.A., an affiliate of Zambon Group SpA, for the testing and development of the Company's rights in its Metered Solution Inhaler technology in respect of therapies for respiratory diseases. The agreement provides, among other things and subject to the satisfaction of certain conditions, for the making of loans and the payment of royalties to the Company. Roberto Rettani, who is a director of the Company, is Managing Director and Chief Executive Officer of Zambon Group SpA.

         In June 1998, the Company consummated a license and financing transaction with Elan International Services Ltd, an affiliate of Elan Corporation, plc. In connection with this transaction, the Company formed Systemic Pulmonary Delivery, Ltd. ("SPD"), a wholly owned subsidiary, and entered into several agreements with Elan International Services Ltd., including a Securities Purchase Agreement and a Joint Development and Operating Agreement. In addition, Elan International Services Ltd. and the Company have licensed certain of their intellectual property rights relating to pulmonary drug delivery systems to SPD. In October 1999, the Company consummated a separate license and financing transaction with Elan International Services Ltd. In connection with this transaction, the Company formed Respiratory Steroid Delivery, Ltd. ("RSD"), an 80.1 % owned subsidiary, 19.9% is owned by Elan International Services, Ltd., and entered into several agreements with Elan International Services Ltd., including a Securities Purchase Agreement and a Joint Development and Operating Agreement. In addition, Elan International Services Ltd. and the Company have licensed certain of their intellectual property rights relating to pulmonary drug delivery systems to RSD. Todd C. Davis, who is a director of the Company, is Director of Strategic Planning of Elan Corporation plc.

                                 --------------

                                 PROPOSAL NO. 2

                        INCREASE AUTHORIZED COMMON STOCK

         The Board of Directors recommends an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from sixty million (60,000,000) shares to one hundred million (100,000,000) shares. No increase is proposed in the currently authorized number of shares of the Company's Preferred Stock. If approved by the stockholders, the first sentence of Article Four of the Company's Certificate of Incorporation would be amended to provide as follows:

         "Fourth: The total number of shares of stock that the Corporation shall have the authority to issue is (i) one hundred million (100,000,000) shares of Common Stock, $0.01 par value per share ("Common Stock"), and
         (ii) three million (3,000,000) shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

         The Company is currently authorized to issue 60,000,000 shares of Common Stock. As of March 26, 2001, the record date of the Annual meeting, 28,839,276 shares of Common Stock were issued and outstanding and approximately an additional 23,376,203 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, warrants and convertible securities, and for options that may be granted in the future under the 1993 Stock Option Plan, as amended, and the 1996 Directors Plan, as amended.

         The Board of Directors of the Company believes that it is advisable and in the best interest of the Company to have available authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporation purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, convertible debt financing and equity financings. No stockholder of the Company would have any preemptive rights regarding future issuance of any shares of Common Stock.

         The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock. However, the Board of Directors believes that if an increase in the authorized number of shares of Common Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

         Issuing additional shares of Common Stock may have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock and Preferred Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to stockholders any anti-takeover measures.

         The affirmative vote of the holders of a majority of outstanding shares of Common Stock is required for approval of the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock. If the proposal is approved by the stockholders, the amendment to the Certificate of Incorporation would become effective upon the filing of the amendment of the Certificate of Incorporation with the Secretary of State of Delaware, which would occur as soon as practicable following the approval of the proposal by the stockholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

                              STOCKHOLDER PROPOSALS

         To the extent required by law, any stockholder proposal intended for presentation at next year's annual stockholders' meeting must be received at the Company's principal executive offices prior to December 4, 2001. In addition, all proposals for inclusion in the proxy statement must comply with all of the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934. No proposal may be presented at the 2002 Annual Meeting unless the Company receives notice of the proposal by no later than February 18, 2002. Proposals should be addressed to the Secretary of the Company, at the Company's address set forth on the first page of this proxy statement.

                                  OTHER MATTERS

         So far as it is known, there is no business other than that described above to be presented for action by the stockholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.

                 FINANCIAL INFORMATION INCORPORATED BY REFERENCE

         The following financial information, which has been filed with the SEC, is incorporated herein by reference:

    (a) The Company's audited consolidated financial statements, including the notes thereto and together with auditor's report thereon, appearing on pages 6 to 17 of Exhibit 13 of the Company's Annual Report on Form 10-K (the "Form 10-K") for the year ended December 31, 2000;

    (b) Selected Quarterly Financial Data appearing on page 23 of the Form 10-K; and

    (c) Management's Discussion and Analysis of Financial Condition and Results of Operations appearing on pages 1 to 5 of Exhibit 13 of the Form 10-K.

                                  ANNUAL REPORT

         All stockholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's 2000 Annual Report for the year ended December 31, 2000, which contains audited financial statements of the Company for the year ended December 31, 2000.

         ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO SCOTT HOFFMANN, CHIEF FINANCIAL OFFICER AND SECRETARY AT SHEFFIELD PHARMACEUTICALS, INC., 425 SOUTH WOODSMILL ROAD, SUITE 270, ST. LOUIS, MISSOURI 63017.

                                      By Order of the Board of Directors


                                      Scott A. Hoffmann
                                      Secretary

Dated:   April 4, 2001
St. Louis, Missouri

APPENDIX A

                             AUDIT COMMITTEE CHARTER


                                  Organization

This charter governs the operations of Sheffield Pharmaceutical, Inc.'s Audit Committee ("Committee"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors ("Board"). The Committee shall be appointed by the Board and shall comprise at least three directors, each of whom are independent if they have no relationship that may interfere with the exercise of their independence from management and Sheffield Pharmaceuticals, Inc. ("Company"). All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Committee shall provide assistance to the Board in fullfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

o The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing on Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

The Committee shall also undertake such additional activities within the scope of its primary function as the Committee may from time to time determine.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                        SHEFFIELD PHARMACEUTICALS, INC.

                    PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 2001


     The undersigned, a stockholder of Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Company"), does hereby appoint Thomas M. Fitzgerald and Loren G. Peterson, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on May 8, 2001, at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

     The undersigned hereby instructs said proxies or their substitutes:

     1.   ELECTION OF DIRECTORS:

          To vote for the election of the following directors: Thomas M. Fitzgerald, Loren G. Peterson, John M. Bailey, Digby W. Barrios, Todd C. Davis and Roberto Rettani.

                         TO WITHHOLD
                         AUTHORITY           TO WITHHOLD AUTHORITY
                         TO VOTE             TO VOTE FOR ANY INDIVIDUAL
                         FOR ALL             NOMINEE(S), PRINT NAME(S)
          FOR ____       NOMINEES ____       BELOW
                                             __________________________
                                             __________________________
                                             __________________________
                                             __________________________
                                             __________________________
                                             __________________________
                                             __________________________

     2.   AMENDMENT TO CERTIFICATE OF INCORPORATION:

          To amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 60,000,000 shares to 100,000,000 shares.

          FOR ______           AGAINST ______           ABSTAIN ______

     3.   DISCRETIONARY AUTHORITY:

          To vote with discretionary authority with respect to all other matters which may come before the Meeting.

          FOR ______           AGAINST ______           ABSTAIN ______

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTORS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION AS DIRECTORS OF THE PERSONS WHO HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS
(ii) FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AND (iii) IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

     The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 4, 2001.

Dated _________________________, 2001

_______________________________ (L.S.)

_______________________________ (L.S.)
         Signature(s)


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN SIGNING ON BEHALF OF A CORPORATION, YOU SHOULD BE AN AUTHORIZED OFFICER OF SUCH CORPORATION, AND PLEASE GIVE YOUR TITLE AS SUCH.